EXHIBIT 10.7

EMPLOYMENT CONTRACT ADDENDUM

Reference is made to a certain Employment Contract dated November 8, 2001 (referred to herein as the "Agreement), by and between CHEMUNG CANAL TRUST COMPANY, a New York banking corporation located at One Chemung Canal Plaza, P.O. Box 1522, Elmira, New York 14902-1522 (therein referred to as the "Bank"), and JAN P. UPDEGRAFF, (therein referred to as the "Employee").

WHEREAS, the Agreement originally expired December 31, 2006, and was extended by an Addendum dated November 30, 2006, until March 31, 2008, and

WHEREAS, the parties hereto desire to modify the Agreement regarding Employee's retirement date;

NOW, THEREFORE, the parties agree to further amend the Agreement as follows:

    The parties hereby agree that Employee's retirement date shall be December 31, 2007.
    Employee's title until his retirement shall remain Vice-Chairman, and he shall perform such duties as are determined by the Bank's board of directors.
    Employee's compensation and benefits shall remain the same as those in effect on the date hereof until his retirement on December 31, 2007.
    In all other respects, the Agreement, as heretofore amended, is ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed this 21st day of November, 2007.

CHEMUNG CANAL TRUST COMPANY,

By: /s/ Ronald M. Bentley
Ronald M. Bentley President and CEO

By: /s/ Jan P. Updegraff
Jan P. Updegraff, Vice Chairman